                                                                     Exhibit 3.3

                   [COMMONWEALTH OF MASSACHUSETTS LETTERHEAD]


                                                          FEDERAL IDENTIFICATION
                                                          No. 04 2726691


                             ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

We  Mitchel Sayare,                                        President and
    Jonathan L. Kravetz                                    Clerk/of

                                ImmunocGen, Inc.
- -------------------------------------------------------------------------------
                          (EXACT Name of Corporation)

located at: 128 Sidney Street, Cambridge, MA 02139
            -------------------------------------------------------------------
                     (MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:
                                       3
- -------------------------------------------------------------------------------
      (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on June 6, 1996, by vote of:

12,583,631 shares of       Common          out of 15,530,355 shares outstanding,
- ----------           ---------------------        ----------
                     type, class & series,
                           (if any)

           shares of                       out of            shares outstanding,
- ----------           ---------------------       -----------
                     type, class & series,
                           (if any)

           shares of                       out of            shares outstanding,
- ----------           ---------------------        ----------
                     type, class & series,
                           (if any)

CROSS OUT  being at least a majority of each type, class or series outstanding
INAPPLI-   and entitled to vote thereon-
CABLE
CLAUSE


 C   / /
 P   / /
 M   / /    1  For amendments adopted pursuant to Chapter 156B, Section 70.
R.A. / /    2  For amendments adopted pursuant to Chapter 156B, Section 71.

            Note: if the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8-1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

                            WITHOUT PAR VALUE STOCKS

TYPE                                         NUMBER OF SHARES
COMMON:.....................................
PREFERRED:..................................

                             WITH PAR VALUE STOCKS

TYPE                                         NUMBER OF SHARES          PAR VALUE
COMMON:.....................................    20,000,000                $.01
PREFERRED: Series A.........................          None
           Series B.........................          None
           Series C.........................       122,555                $.01
           Series D.........................       154,525                $.01

CHANGE the total authorized to:

                             WITHOUT PAR VALUE STOCKS

TYPE                                         NUMBER OF SHARES
COMMON:.....................................
PREFERRED:..................................

                             WITH PAR VALUE STOCKS

TYPE                                         NUMBER OF SHARES          PAR VALUE
COMMON:.....................................    30,000,000                $.01
PREFERRED: Series A.........................          None
           Series B.........................          None
           Series C.........................       122,555                $.01
           Series D.........................       154,525                $.01

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

                              LATER EFFECTIVE DATE: _________________________


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed
our names this    sixth    day of June    , in the year 1996.


          /s/  Mitchel Sayare                             President
_________________________________________________________
               Mitchel Sayare


          /s/  Jonathan L. Kravetz                        Clerk
_________________________________________________________
               Jonathan L. Kravetz

                         THE COMMONWEALTH OF MASSACHUSETTS


                                ARTICLES OF AMENDMENT
                       GENERAL LAWS, CHAPTER 156B, SECTION 72
                       ______________________________________
                       ______________________________________


                       I hereby approve the within articles of
                       amendment and, the filing fee in the
                       amount of $______ having been paid, said articles are deemed to have been filed with me this ____ day of _____________,
                       19__.



                                 MICHAEL J. CONNOLLY
                                 Secretary of State








                      To be filled in by Corporation

                      PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT




                 TO:    Anne T. Leland, Legal Assistant
                     ______________________________________________________

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                     ______________________________________________________

                        One Financial Center, Boston, MA 02111
                     ______________________________________________________

                                       617 542 6000
                     Telephone: ___________________________________